 Exhibit (a)(1)(iii)
Notice of Guaranteed Delivery
To Tender Up To 150,000,000 Shares
of Class A Common Stock

of

Coty Inc.

at

$11.65 Net Per Share of Class A Common Stock in Cash
Pursuant to the Offer to Purchase
Dated February 13, 2019

by

Cottage Holdco B.V.

a wholly-owned subsidiary of

JAB Cosmetics B.V.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 29, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if  (i) certificates representing shares of Class A Common Stock, par value $0.01 per share (the “Shares”), of Coty Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier, mailed or faxed to the Depositary. See “THE OFFER — Section 3. Procedures for Tendering Shares” in the Offer to Purchase (as defined below).
The Depositary for the Offer is:
If delivering by overnight courier:	If delivering by mail:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, Massachusetts 02021	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011
By email transmission:
CANOTICEOFGUARANTEE@computershare.com
THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE OFFER.
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR EMAIL TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA EMAIL TO AN EMAIL ADDRESS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN “THE OFFER — SECTION 3. PROCEDURES FOR TENDERING SHARES” IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.
If you have any questions regarding these materials, you should contact Innisfree M&A Incorporated, the Information Agent, at the address set forth on the back page of the offer to purchase.
The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in “THE OFFER — Section 3. Procedures for Tendering Shares” in the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in “THE OFFER —  Section 3. Procedures for Tendering Shares” in the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. A Notice of Guaranteed Delivery for physical share presentation by a broker or DTC participant must be delivered or faxed to the Depositary before it is covered.

Ladies and Gentlemen:
The undersigned hereby tenders to Cottage Holdco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and a wholly-owned subsidiary of JAB Cosmetics B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 13, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and the other related materials, as each may be amended or supplemented from time to time, the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in “THE OFFER — Section 3. Procedures for Tendering Shares” in the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Tender Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary prior to the Expiration Date.
Number of Shares and Certificate No(s)
(if available)

☐
Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:
DTC Account Number:
Dated:
Name(s) of Record Holder(s):

(Please type or print)
Address(es):	(Include Zip Code)
Area Code and Telephone No.:	(Daytime telephone number)
Signature(s):
Notice of Guaranteed Delivery
To be effective, this form must be properly completed, signed and delivered, together with your properly completed Letter of Transmittal, to the Depositary at one of the addresses listed on the first page of this Notice of Guaranteed Delivery by the Offer Deadline. Do not send your tender materials to Cottage Holdco B.V., Coty Inc., Coty Inc.’s transfer agent or the Information Agent. Notice of Guaranteed Delivery for physical share presentation by broker must be emailed to the agent before it is covered. Participants should notify DTC prior to covering through the submission of a physical security directly to DTC based on a Notice of Guaranteed Delivery that was submitted via DTC’s PTOP platform.

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within two NYSE Stock Market trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in “THE OFFER — Section 3. Procedures for Tendering Shares” in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in “THE OFFER — Section 3. Procedures for Tendering Shares” in the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal. For purposes of the foregoing, a NYSE Stock Market trading day is any day on which the NYSE Stock Market is open for business.
Name of Firm:
Address:	(Include Zip Code)
Area Code and Telephone No.:	(Authorized Signature)
Name:	(Please type or print)
Title: Date:

NOTE:
DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.